Exhibit 10.1

FORM OF PLATFORM AGREEMENT

This Platform Agreement (this “Agreement”), is entered into as of this             , 2016, by and among Galaxy Plus Fund LLC, a Delaware series limited liability company (the “Platform”); Gemini Alternative Funds, LLC, a Nebraska limited liability company (the “Sponsor”); Equinox Frontier Funds, a Delaware statutory trust (the “Trust”); and Equinox Fund Management, LLC, a Delaware limited liability company (the “Managing Owner”).

WHEREAS, the Platform is organized in Delaware as a series limited liability company formed to allow funds and other “feeder” vehicles to allocate all or a portion of their respective assets to the Platform, and the statutory provisions of Section 18-215 of the Delaware Limited Liability Company Act relating to limitations on inter-series liabilities shall apply to the Platform and each series;

WHEREAS, pursuant to the terms of a sponsor agreement (the “Sponsor Agreement”) entered into by and between the Platform and the Sponsor, the Platform appointed the Sponsor as its investment manager to manage the day-to-day operations of the Platform which includes, without limitation, allocating the assets of each series of the Platform in which the Trust invests to one or more separate limited liability companies that will conduct the trading for each series (each, a “Trading Company”);

WHEREAS, pursuant to the terms of each Trading Company’s operating agreement (the “Operating Agreement”), the Sponsor is the managing member of the Trading Company, with full power and authority to manage all of the business and affairs of the Trading Company, including retaining independent trading managers to invest and reinvest the assets of the Trading Company (each, a “Trading Manager”) pursuant to a Trading Agreement among the relevant series of the Platform, the relevant Trading Company, the Sponsor and the Trading Manager (each, a “Trading Agreement”);

WHEREAS, the Trust wishes to invest in Class EF Interests of the Platform (the “Class EF Interests”), and therefore certain Trading Companies, in connection with its investment and trading operations; and

WHEREAS, the Platform, the Sponsor, the Trust and the Managing Owner wish to enter into this Agreement in order to set forth the terms and conditions upon which the Trust will invest in the Platform during the term of this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. OBLIGATIONS OF THE SPONSOR.

(a) The Sponsor will adjust the assets of the relevant Trading Company to reflect any subscriptions, exchanges, or redemptions of Trust units as soon as reasonably practicable after the Managing Owner notifies the Platform of such adjustments.

(b) The Sponsor represents and warrants to the Trust and the Managing Owner that the Sponsor has the authority under the Trading Agreement to override the trading decisions of the Trading Manager when the Sponsor determines in good faith that the Trading Manager has violated the trading policies and limitations agreed to by the Trading Manager. The Sponsor agrees to consult with the Managing Owner prior to making such determination.

(c) The Sponsor represents that each Trading Manager has agreed in the relevant Trading Agreement to provide to the Sponsor: (i) the name of and general description of the Trading Manager; (ii) the Trading Manager’s performance and related disclosures and statistics with respect to the Trading Program by no later than the tenth (10th) business day of each month for the preceding month’s performance and related disclosures and statistics; (iii) the name of and general description of the trading program utilized by the Trading Manager and the risk factors and conflicts of interest related thereto; (iv) such other information as the Sponsor and its designees as they may reasonably request to comply with applicable law and in connection with any due diligence or other investigation that may be conducted at any time and from time to time; and (v) a copy of the Disclosure Document for the Trading Manager and any material amendments or updates thereto promptly after such amendment or update is made (collectively, the “Trading Manager Information”). The Sponsor agrees to provide the Trading Manager Information promptly to the Managing Owner when received from each Trading Manager. The Sponsor further represents that each Trading Agreement will (A) authorize the Sponsor, the Trust and the Managing Owner to use the Trading Manager Information in their regulatory and marketing materials (including marketing materials for publicly offered securities) and (B) grant the Sponsor, the Trust and the Managing Owner a royalty-free, non-transferable license to use the Trading Manager’s name, logo and/or trademarks in such documentation.

(d) The Sponsor shall give the Trust and the Managing Owner prior written notice of any proposed material change (as reasonably determined by the relevant Trading Manager) in the trading program utilized by such Trading Manager, and the Sponsor shall not accept or deny any such proposed material change without the consent of the Managing Owner. Such written notice shall be provided by the Sponsor to the Trust and the Managing Owner within one (1) business day of the Sponsor’s receipt of the proposed change from the Trading Manager.

(e) The Sponsor shall notify the Managing Owner of any trade error of which it has received notice from any Trading Manager within one (1) business day of receiving such notification.

(f) The Sponsor shall promptly notify the Managing Owner in writing upon receiving notice from a Trading Manager if: (i) any employee of the Trading Manager directly responsible for the trading decisions made for the relevant trading Company (each, a “Key Man”) (a) is no longer active in the day-to-day management of and/or trading decisions for the Trading Company; (b) has given notice to resign from the Trading Manager; or (c) withdraws more than twenty-five percent (25%) of the Key Man’s personal investment in any fund or strategy sponsored by the Trading Manager over a 12-month period (except for the purpose of paying taxes); (ii) the Trading Manager or a Key Man files for bankruptcy; (iii) any material claim is brought against the Trading Manager; or (iv) any investigation/proceedings as to whether the Trading Manager has acted in a manner which is likely to have a material impact on the Sponsor, the Trading Company or the Platform.

(g) The Sponsor will promptly notify the Managing Owner of any information received from a Trading Manager relating to a significant conflict of interest between the Trading Manager’s obligations under the trading Agreement and other commitments or business relationships in which the Trading Manager is involved.

(h) The Sponsor will promptly notify the Managing Owner if any trading by a Trading Company exceeds an applicable speculative limit.

(i) The Sponsor shall notify the Trust and the Managing Owner of the termination of any Trading Agreement applicable to the Class EF Interests within one (1) business day of such termination. Furthermore, the Sponsor shall notify the Trust and the Managing Owner of any deallocation from any Trading Manager managing assets of the Class EF Interests within one (1) business day of the deallocation to ensure that the Trust and the Managing Owner are able to make the appropriate public disclosures to investors associated with the termination and/or deallocation.

(j) The Sponsor shall notify the Managing Owner of any proposed amendment to any Trading Agreement relating to Class EF Interests and agrees to consult with the Managing Owner prior to making any amendments to any Trading Agreement relating to Class EF Interests.

2. OBLIGATIONS OF THE TRUST. The Trust agrees that with respect to any Trading Company in which it indirectly invests where the Sponsor has agreed to increase the maximum leverage factor solely for the Trust, that in the event of a margin call for such Trading Company the Trust will make an additional capital contribution to the relevant Class EF Interests within one (1) business day to cover such margin call. Concurrently, the Sponsor will instruct the relevant Trading Manager to reduce the maximum leverage level for the relevant Trading Company in proportion with the capital contribution made by the Trust to ensure that there is no change in the trading level or relative ownership of the Trading Company by the Trust.

3. TERM; TERMINATION. This Agreement shall commence on the date hereof and shall continue in effect for so long as the Trust maintains an investment in the Platform. The termination of this Agreement shall in no way affect the validity of this Agreement with respect to any rights or obligations relating to issues or circumstances that arose prior to such termination.

4. STANDARD OF LIABILITY AND INDEMNITY.

(a) No party to this Agreement shall be liable to any other party for any act or failure to act unless such act or failure to act constitutes a breach of this Agreement, negligence or willful misconduct.

(b) Each party to this Agreement (the “Indemnitor”) shall indemnify and hold harmless the other parties and their principals, managers, members, partners, directors, officers, shareholders, employees, agents or other applicable representatives (the “Indemnitee”) from and against any and all losses, claims, damages, liabilities, costs and expenses (including, but not limited to, attorneys’ and accountants’ fees and disbursements), judgments and amounts paid in settlement (collectively, “Losses”), to which such Indemnitee may become subject based upon, arising out of or otherwise related to the Indemnitor’s breach of this Agreement, negligence or willful misconduct. For the avoidance of doubt, the indemnification obligation of any party under this Section 4 shall solely be the obligation of that party, and no other party shall be responsible for the actions or failures to act on the party of any other party. Notwithstanding the above, the Sponsor shall indemnify and hold harmless the Trust and the Managing Owner from and against any and all Losses, to which the Trust or the

Managing Owner may become subject to based upon, arising out of or otherwise related to the negligent conduct of any Trading Manager with respect to Class EF Interests or the breach of any Trading Agreement by any Trading Manager with respect to Class EF Interests.

(c) Promptly after receipt of notice of any third-party action, arbitration, claim, demand, dispute, investigation, lawsuit or other proceeding (each a “Proceeding”), the Indemnitee shall notify the Indemnitor in writing if a claim is to be made under this Agreement; provided that the failure to notify the Indemnitor shall not relieve the Indemnitor from any indemnification liability imposed by this Section 4, or from any obligation or liability which it may have to the Indemnitee otherwise than under this Section 4, except and only to the extent that the Indemnitee’s failure to give such notice actually and materially prejudices the rights of the Indemnitor.

(i) The Indemnitor shall be entitled to participate in the defense of any Proceeding and to assume the defense thereof with the assistance of counsel reasonably satisfactory to the Indemnitee if it provides notice of such assumption within fifteen (15) business days after learning of such claim.

(ii) The Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the Indemnitee’s own expense unless (A) the Indemnitor fails to assume the defense as provided in clause (i) above, (B) otherwise agreed by the Indemnitor and Indemnitee, or (C) the named parties to the Proceeding (including any impleaded parties) include both the Indemnitor and the Indemnitee, and the Indemnitee determines that representation of both parties by the same counsel creates a conflict of interest. Notwithstanding the foregoing, the parties agree that under no circumstance shall the Indemnitor be liable for legal fees or other expenses of more than one separate firm of attorneys for the Indemnitee, which firm shall be designated in writing by the Indemnitee.

(iii) The Indemnitee shall reasonably cooperate with the Indemnitor in connection with any Proceeding and shall make all personnel, books and records relevant to the Proceeding available to the Indemnitor and grant such authorizations or powers of attorney to the agents, representatives and counsel of the Indemnitor as the Indemnitor may reasonably request in connection with the defense of any such Proceeding.

(d) An Indemnitor shall not (i) settle any Proceeding under this Section 4 without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed, and (ii) shall not be liable under this Section 4 for any settlement of any Proceeding effected without its consent, which consent shall not be unreasonably withheld or delayed.

(e) The provisions of this Section 4 shall survive termination of this Agreement.

The foregoing provisions for indemnification shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to a party under this Agreement, at law, in equity or otherwise in connection with any breach of this Agreement.

5. CONFIDENTIALITY. Each party acknowledges and agrees that during the course of their association with one another, each party may receive and have access to certain information, data, notes, analyses, records, and materials of the other party, including, without limitation, information concerning the other party’s business affairs, the Sponsor’s, the Fund’s and the Trading Company’s management arrangement with the Trading Managers and investment strategies, and all information regarding the Managing Owner, the Trust, Trading

Managers, the Trading Companies and the Platform (collectively, the “Confidential Information”). The term Confidential Information does not include information which (a) was or becomes generally available to the public other than as a result of a disclosure by the receiving party or its representatives in violation hereof, (b) was or becomes available to the receiving party on a non-confidential basis prior to its disclosure by the disclosing party or its representatives or agents to the receiving party or its representatives, (c) becomes available to the receiving party or its representatives on a non-confidential basis from a source other than the disclosing party or its representatives or agents, provided that such source is not known to the receiving party to be bound by a confidentiality agreement with the disclosing party or its representatives or agents or otherwise prohibited from transmitting the information to the receiving party or its representatives by a contractual, legal or fiduciary obligation, or (d) is independently developed by the receiving party or on its behalf, provided that such development was by the receiving party or on the receiving party’s behalf without the use of, or any reference to, the Confidential Information. None of the parties shall disclose to third parties or use any other party’s Confidential Information without such other party’s prior written consent, except as otherwise contemplated herein or as required by Applicable Law, a court of competent jurisdiction or any regulatory or self-regulatory organization, or as necessary to carry out its duties pursuant to this Agreement.

6. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the matters contemplated herein and supersede all negotiations, representations, warranties and agreements entered into prior to the date hereof with respect to the subject matter hereof.

7. ASSIGNMENT. This Agreement may not be assigned without the prior written consent of the parties.

8. AMENDMENT. Except as otherwise provided herein, this Agreement may not be amended except by the written agreement of the parties.

9. NO WAIVER; REMEDIES. No failure or delay by a party to this Agreement in exercising any right, power, privilege or remedy hereunder and no course of dealing between the parties to this Agreement shall impair or operate as a waiver thereof in whole or in part. No single or partial exercise of any right, power, privilege or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy hereunder. The rights, powers, privileges and remedies provided herein are cumulative and not exclusive of any rights, powers, privileges or remedies which a party to this Agreement would otherwise have. Nothing contained herein shall be deemed a waiver of any right available to a party to bring a cause of action for any violation of applicable United States securities and commodities laws.

10. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the persons indemnified hereunder and their respective permitted successors and assigns. The terms “successors” and “assigns” shall not include any purchasers, as such, of equity interests in the Trust.

11. NOTICES. All notices required or desired to be delivered under this Agreement shall, except as otherwise provided herein, be delivered personally, by facsimile, email communication, by registered or certified mail, postage prepaid, return receipt requested, or recognized overnight courier service as follows:

If to the Platform:	Galaxy Plus Fund LLC
c/o Gemini Alternative Funds, LLC]
209 W. Jackson Boulevard, Suite 804
Chicago, IL 60604

If to the Sponsor:	Gemini Alternative Funds, LLC
209 W. Jackson, Suite #804
Chicago, IL 60606
Attn: David Young, President
Telephone: (631) 470-2779
Email: David.Young@geminialt.com

If to the Managing Owner: Equinox Fund Management, LLC
1775 Sherman Street, Suite 2010
Denver, CO 080203
Attn: General Counsel
(303) 991 – 6767
Email: pliu@equinoxllc.com

All notices required or permitted under this Agreement which are addressed as provided in this Section, if delivered personally, faxed or emailed, shall be effective upon delivery; if delivered by recognized overnight courier, shall be effective one day after deposit with such courier, delivery charges prepaid; and if delivered by certified mail, shall be effective five (5) days after deposit in the United States mail, postage prepaid. A party may, from time to time, change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the other party.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to any principles of conflict of laws that would result in the application of the substantive laws of any other jurisdiction.

13. CONSENT TO JURISDICTION. The parties agree that any dispute arising out of this Agreement shall be resolved within the City of New York, State of New York. Accordingly, each of the parties (a) submits to the exclusive jurisdiction of the federal and state courts located in the City of New York, State of New York, (b) agrees that any action or proceeding brought by a party to enforce any right to assert any claim in connection with this Agreement shall be commenced within the City of New York, State of New York, and (c) waives any objection that it may have at any time to the laying of venue of any dispute brought in any such court, any claim that such dispute has been brought in an inconvenient forum, and any right to object, with respect to such dispute, that such court does not have jurisdiction over such party.

14. NO LIABILITY OF INVESTORS IN THE TRUST. The Sponsor and the Platform acknowledge and agree that the obligations of the Trust and/or Managing Owner set forth herein are not binding upon any of the owners of equity interests of the Trust individually, but rather, are binding only upon the assets and property of the Trust, and to the extent provided herein, upon the assets and property of the Managing Owner.

15. THIRD-PARTY RIGHTS. The Sponsor agrees that in the event of any circumstances under which the Trust or the Managing Owner or their affiliates are damaged monetarily or otherwise due to the action or failure to act on the part of a Trading Manager, the Sponsor shall take all commercially reasonable steps to pursue any rights that Sponsor has with respect to such Trading Manager under the relevant Trading Agreement for the benefit of the Trust, the Managing Owner or their affiliates and shall consult with the Trust, the Managing Owner and their affiliates prior to taking such action.

16. SEVERABILITY. If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule, or regulation of any court or governmental, regulatory or self-regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule, or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected thereby.

17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

18. HEADINGS. Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to affect the meaning or interpretation hereof.

19. SERIES DISCLAIMER. The parties acknowledge and agree that the Trust is organized in series pursuant to Sections 3804(a) and 3806(b)(2) of the Delaware Statutory Trust Act. As such, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each series of the Trust shall be enforceable against the assets of such series of the Trust only, and not against the assets of the Trust generally or the assets of any other series of the Trust or against the Trustee of the Trust. There may be several series of the Trust created pursuant to the Declaration of Trust and Trust Agreement of the Trust. The parties further acknowledge and agree that the Platform is organized in series pursuant to Section 18-215 of the Delaware Limited Liability Company Act. As such, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each series of the Platform shall be enforceable against the assets of such series of the Platform only, and not against the assets of the Platform generally or the assets of any other series of the Platform or against the managing member of the Platform. There may be several series of the Platform created pursuant to the Limited Liability Company Agreement of the Platform.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

GALAXY PLUS FUND LLC
By: Gemini Alternative Funds, LLC, its Sponsor

By:
Name:
Title:

GEMINI ALTERNATIVE FUNDS, LLC

By:
Name:
Title:

EQUINOX FRONTIER FUNDS

By:
Name:
Title:

EQUINOX FUND MANAGEMENT, LLC
Managing Owner of Equinox Frontier Funds

By:
Name:
Title: